Exhibit 99

            WINTHROP RESIDENTIAL ASSOCIATES I, A LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 2005

Supplementary Information Required Pursuant to Section 9.4 of the Partnership Agreement

1. Statement of Cash Available for Distribution for the three months ended June 30, 2005:

      Net loss                                                         $(29,000)
      Add: Cash from reserves                                            29,000
                                                                       --------

          Cash Available for Distribution                              $     --
                                                                       ========

2. Fees and other compensation paid or accrued by the Partnership to the General Partners, or their affiliates, during the three months ended June 30, 2005:

      Entity Receiving                  Form of
        Compensation                  Compensation                  Amount
      ----------------              ----------------            ----------------

           None


                                    17 of 17